UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2011

GenCorp Inc.

(Exact name of registrant as specified in charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (916) 355-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 23, 2011, GenCorp Inc. (the “Company”), and its wholly-owned subsidiary, Aerojet-General Corporation, entered into a settlement agreement with the United States Attorney in Sacramento, California, acting on behalf of the United States of America, in connection with a subpoena the Company received on January 6, 2010 relating to the allowability of certain costs under its U.S. Government-related prime and subcontracts. In connection with the settlement, the Company paid $3.3 million and agreed not to seek reimbursement for the costs of the investigation and defense of this issue. The investigation focused on certain corporate costs incurred with respect to unusual proxy expenses in 2004 and 2006. The Company cooperated fully with the investigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 29, 2011	GENCORP INC.

	By:	/s/ Kathleen E. Redd
Name: Kathleen E. Redd Title: Vice President, Chief Financial Officer and Secretary